UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2014

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Director

On December 23, 2014, James B. Hawkins resigned from the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”), the Audit Committee of the Board and the Nominating and Governance Committee of the Board, in each case effective December 31, 2014.

(d)	Appointment of Director

On December 31, 2014, Dr. George Marcellino was appointed to the Board and the Audit Committee of the Board, in each case effective immediately.

Dr. Marcellino will receive standard compensation and option grants available to non-employee members of the Board and committees of the Board, including an initial option to purchase 15,000 shares of the Company’s common stock which vests ratably over a 36-month period following the effective date of the grant. In addition, it is expected that Dr. Marcellino will execute the Company’s standard form of indemnification agreement.

The Company’s press release dated December 31, 2014 regarding Dr. Marcellino’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ JAMES H. MACKANESS
James H. Mackaness Chief Operating Officer and Chief Financial Officer

Date: December 31, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 31, 2014.